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                                    FORM OF
                               SELLING AGREEMENT



                       AGREEMENT AMONG INSURANCE COMPANY

                                      and

                          LNC EQUITY SALES CORPORATION

                                      and




                           FORM OF SELLING AGREEMENT


Agreement made as of the     day of         , 1996, between Insurance Company,
the principal underwriter of variable products funded through Separate Account, and ("Dealer"), an entity registered as a broker-dealer under the Securities Exchange Act of 1934. (All variable products are hereinafter referred collectively as the "Contracts" or individually as a "Contract".) Dealer desires
to sell the Contracts underwritten by           which are  listed on Schedule A.

This Agreement will record the understandings between Insurance Company, LNC Equity Sales Corporation ("LNCESC") and Dealer relating to sales of the Contracts and certain other services agreed to be performed by Dealer pursuant to this Agreement.


                             SECTION 1. DEFINITIONS

1.1 "Applicant" shall mean either a prospective Contractholder or a prospective Participant under the Contract.

1.2  "Commission" shall mean the Securities and Exchange Commission.

1.3 "Contractholder" shall mean any entity that is a party to a Contract with Insurance Company.
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1.4  "Contributions" shall mean amounts deposited by Contractholders on behalf of Participants under a Contract.

1.5 "Dealer" shall mean any broker-dealer who has entered into a selling agreement with Insurance Company and LNCESC for the purpose of distributing Contracts.

1.6 "Fund" shall mean the fund or investment company that is the underlying investment vehicle for Separate Account.

1.7 "Participant" shall mean a person who has enrolled under a Contract and maintains a Participant Account.

1.8 "Separate Account" shall mean the Separate Account, a separate account established by Insurance Company in accordance with the laws of the State
of        .


              SECTION 2. REPRESENTATIONS OF INSURANCE COMPANY AND LNCESC

2.1  REGISTRATION STATEMENTS AND PROSPECTUSES.

  Insurance Company and LNCESC represent to Dealer as follows, with respect to each Contract.

     (a) A Registration Statement under the Securities Act of 1933 (the "1933 Act") has become effective.


     (b) The prospectus relating to each Contract contained in the appropriate Registration Statement or any supplement or amendment thereto ("Prospectus"), as of their respective effective dates, contains all statements and information which are required to be stated therein by the 1933 Act and in all respects conform to the requirements thereof, and the Prospectus does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not
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misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from the Prospectus in reliance upon, and in conformity with, information furnished by any of the Dealers specifically for use in the preparation thereof.


                      SECTION 3. REPRESENTATIONS OF DEALER

3.1  LICENSES.

  Dealer represents to LNCESC that it is and will remain, registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and in such other jurisdictions as the business transaction by it requires, is a member in good standing of the National Association of Securities dealers, Inc. ("NASD"), has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement, and is bonded as required by all applicable laws and regulations.

  Dealer represents that there are no proceedings threatened or pending against them which could result in the suspension or loss of license to act as a broker or dealer in any jurisdiction or loss of membership in the NASD.

  Dealer further represents that it or its subsidiaries or affiliated companies, as appropriate, are licensed as insurance agencies in all states which require such licensing and in which the Contracts are sold by Broker-Dealer or its subsidiaries or its affiliated companies.

3.2  QUALIFICATIONS OF REGISTERED REPRESENTATIVES.

  Dealer represents to LNCESC that each person signing an application as agent or receiving compensation for soliciting purchases of the Contracts will be a registered representative or principal of Dealer with all licenses necessary or appropriate to sell life insurance in the state of such signing or
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solicitation (and to sell variable contracts if required by such state), and will have received an appropriate appointment or license by Insurance Company and a level of qualification with the NASD appropriate for the Contracts ("Registered Representative").

3.3  COMPENSATION.

  Dealer represents that it will not pay any commissions, or portions thereof, or other compensation based upon a percentage of Contributions or other valuable consideration to any person or entity which is not duly licensed or appointed by Insurance Company to sell life insurance in the state of such payment (and to sell variable contracts if required by the state in question).

3.4  REPRESENTATIONS UPON ASSIGNMENT.

  If Dealer assigns this Agreement as provided in paragraph 7.1 below, the representations made in paragraphs 3.1 through 3.3 above shall be read to apply to the affiliate where the context so requires.



                       SECTION 4. SALE OF THE CONTRACTS

4.1  AUTHORIZATION.

  Dealer is hereby authorized to solicit applications for the purchase of the Contracts through its Registered Representatives in such states where Dealer and its Registered Representatives are appropriately licensed. This authorization is non-exclusive and is limited to the states in which the Contracts are approved for sale.

4.2  SUITABILITY.

  Insurance Company and LNCESC wishes to ensure that the Contracts solicited by Dealer will be issued to persons for whom the Contracts will be suitable. Dealer shall take reasonable steps to ensure that the Registered
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Representatives shall not make recommendations to an Applicant to purchase any of the Contracts in the absence of reasonable grounds to believe that the purchase of or participation under any of the Contracts is suitable for such Applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a Registered Representative after reasonable inquiry of such Applicant concerning the Applicant's insurance and investment objectives, financial situation and retirement needs.

4.3  DISTRIBUTION ALLOWANCE.

  Insurance Company and LNCESC agree to pay Dealer a sales commission as indicated on the attached Schedule B as may be amended. The amount of the total sales commission may be changed from time to time by Insurance Company and LNCESC and any such change will apply prospectively to sales of the Contracts.

  Where state law prohibits direct payment to Dealer, payments will be made in accordance with the applicable state law.

  Such commissions shall be payable only for a period during which the Contractholder has designated Dealer as the "Broker-of-Record". The "Broker-of-Record" designation shall be in writing and in a form satisfactory to Insurance Company.

  Insurance Company and LNCESC may offset against commissions due or to become due hereunder any amounts owed by Dealer to Insurance Company or LNCESC or to their affiliates, and the amount of such indebtedness shall be and remain a first lien against such commissions until the indebtedness has been paid in full. For purposes of this paragraph affiliate shall mean any corporation directly or indirectly controlling, controlled by, or under common control with Insurance Company or LNCESC. This provision shall survive the termination of this Agreement.
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  Subject to paragraph 4.4 below, Dealer agrees to pay on behalf of Insurance
Company and LNCESC any compensation due to the Registered  Representatives.

4.4  NO COMPENSATION PAYABLE.

  No compensation shall be payable, and any compensation already paid, shall be retured to LNCESC on request under each of the following conditions:

     (a) If Insurance Company or LNCESC, in its sole discretion, determine not to issue the Contracts applied for,

     (b) If a Contract is discontinued within the twelve (12) month period following the effective date of the Contract,

     (c) If Insurance Company or LNCESC refunds any Contributions deposited by the Contractholder or Participant, which Insurance Company or LNCESC will do by check directly to such person or entity, upon the exercise of any applicable "free look" period,

     (d) If Insurance Company or LNCESC refunds any Contributions deposited by the Contractholder or Participant as a result of an error in the amount contributed,

     (e) If Insurance Company or LNCESC refunds any Contributions deposited by the Applicant, Contractholder or Participant as a result of a complaint by such person or entity, which Insurance Company or LNCESC will do by direct check, recognizing that Insurance Company or LNCESC has sole discretion to refund such Contributions, or

     (f) If Insurance Company or LNCESC determines that any person signing an application or any person or entity receiving compensation for soliciting purchases of Contracts is not duly licensed to sell the Contracts in the jurisdiction of such attempted sale.
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4.5  CONTRIBUTIONS.

  Contributions under the Contracts must be forwarded by the Applicant directly to Insurance Company.

  Dealer has no authority to accept for Insurance Company any Contribution under the Contracts and payment or delivery of such Contribution to Dealer will not be considered as having been received by Insurance Company until Insurance Company receives cash therefor.

4.6  APPLICATIONS.

  The Registered Representatives shall transmit promptly all applications they receive for the Contracts, together with required documentation, to LNCESC. All such applications shall be on the appropriate Insurance Company form.

4.7  UNDERWRITING.

  Insurance Company and LNCESC maintain responsibility for Contract underwriting and, in its sole discretion, will determine whether to issue any of the Contracts to each Applicant.

4.8  PROSPECTUSES AND SALES LITERATURE.

  The Prospectus for a Contract, the Fund Prospectus (generally attached thereto) and any supplements or amendments provided by Insurance Company or LNCESC from time to time, shall be delivered to every Applicant by Dealer or its registered representative. The Statements of Additional Information ("SAI") shall be delivered to any Applicant who requests one. LNCESC shall keep Dealer informed of the date for the appropriate current Prospectus, Fund Prospectus and SAI and the dates of any supplements or amendments required to be delivered to an Applicant. Dealer shall not use any sales literature or advertisements, as defined in the next sentence, for the Policies, for the Fund or mentioning Insurance Company or LNCESC without the prior written permission of Insurance Company or LNCESC. For purposes of
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this Agreement, "sales literature and advertisements" means brochures, letters, illustrations, training materials, materials for oral presentation and all other similar materials, whether transmitted directly to potential Applicants or published in print or audio-visual media, but does not include generic materials which do not make reference to Insurance Company or LNCESC, the Fund or the Contracts.


4.9  UNAUTHORIZED INFORMATION.

  Dealer shall not give any information or make any representations concerning any aspect of any of the Contracts, the Fund, Insurance Company or LNCESC or its operations unless the information or representations are contained in the appropriate Prospectus or SAI, as supplemented or amended from time to time, or are contained in sales literature, advertisements or other promotional literature approved pursuant to paragraph 4.8 above.

4.10 CONTRACT DELIVERY.

  All Contracts issued by Insurance Company and transmitted to Dealer for delivery shall be promptly delivered to the Contractholder.

4.11 MATERIALS FURNISHED BY LNCESC.

  LNCESC, at its own expense, shall furnish to Dealer the following:

     (a) the appropriate Prospectus, SAI, if any, and any supplements or amendments thereto,

     (b)  the Fund Prospectus, SAI and any supplements or amendments  thereto,

     (c)  applications,

     (d)  specimen Contracts,

     (e) the most recent Semi-Annual or Annual Report of the Fund and the Separate Account, and
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     (f)  any sales literature and advertisements which LNCESC chooses  to make available in its sole discretion.

  Dealer, either directly or by reimbursing LNCESC on request, shall pay all other expenses of soliciting applications for the Contracts, including but not limited to expenses relating to sales literature and advertisements originated by Dealer.

4.12 MAINTENANCE OF BOOKS AND RECORDS.

  LNCESC and Dealer agree to keep all records required by federal and state laws, to maintain books, accounts and records so as to clearly and accurately disclose the precise nature and details of the transaction, and to assist one another in the timely preparation of records. Dealer agrees that all records and other data pertaining to the Contracts are the exclusive property of Insurance Company and LNCESC, but this shall not preclude Dealer from keeping copies of such data or records for its own files. Furthermore, upon Insurance Company or LNCESC's request, Dealer shall deliver to Insurance Company or LNCESC, as soon as practical, data held by it pursuant to this Agreement in a form mutually agreed to by the parties.

4.13 REGULATORY MATTERS.

  Insurance Company, LNCESC and Dealer shall each submit to all regulatory and administrative bodies which have jurisdiction over the Contracts any information, reports or other material required pursuant to applicable laws or regulations.



4.14 REPORTING.

  Each party hereto shall promptly furnish to the other party any reports and information which the other party may request for the purpose of meeting reporting and recordkeeping requirements under the insurance
laws of the state of       and any other state or  jurisdiction and under the
federal or state securities laws or the  rules of the NASD.

4.15 CONFIDENTIALITY.

  Dealer shall keep confidential any information obtained pursuant to this Agreement or the transactions contemplated herein and shall disclose such information only if Insurance Company or LNCESC has authorized such disclosure, or if such disclosure is required by state or federal regulatory bodies.

4.16 NOTIFICATION OF COMPLAINTS.

  Dealer shall immediately notify Insurance Company and LNCESC, at the addresses in the notice provision of this Agreement, of any sales- related or other complaint or grievance relating to the Contracts or the transactions contemplated herein and shall promptly reduce such notice to writing if oral. Dealer shall promptly furnish all written materials in connection with any such complaints or grievances to Insurance Company and LNCESC and will cooperate in Insurance Company and LNCESC investigation of all such complaints or grievances. Insurance Company and LNCESC retains discretion to resolve complaints or grievances of Applicants, Contractholders, Participants or others, by settlement or any other means, against Dealer or any of the Registered Representatives with respect to the Contracts or any transactions arising out of this Agreement, upon receipt of proof satisfactory to Insurance Company or LNCESC of the justice of such claim. Insurance Company and LNCESC's decision shall be binding and conclusive, and Dealer shall be liable for disbursements and agrees to reimburse LNCESC therefore. If Insurance Company or LNCESC renders such a liability to Dealer, it shall do so with full rights of subrogation to Dealer against any Registered Representative involved.

4.17 COMPLIANCE, SUPERVISION AND TRAINING.
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     LNCESC and Dealer will each comply with all applicable federal and state laws and regulations and the rules of the NASD relating to the issuance and sale of the Contracts. Dealer will bear full responsibility for the supervision of the Registered Representatives in their solicitation of applications for the Contracts and all activities relating to this Agreement. Dealer agrees that the Registered Representatives will maintain a proficiency in insurance knowledge and sales techniques as is necessary to solicit and service the Contracts. Insurance Company and LNCESC will assist Dealer by assisting in the training of Dealer's training personnel in product specifications and markets.

     Dealer shall establish and implement reasonable procedures for periodic inspection and supervision of sales practices of the Registered Representatives and submit reports to LNCESC as requested from time to time on the result of such inspections and the compliance with such procedures.

4.18 NOTIFICATION OF REGULATORY PROCEEDINGS.

     Insurance Company or LNCESC shall immediately notify Dealer, at the address in the notice provision of this Agreement, of the issuance by any regulatory body of any stop order with respect to any of the Prospectuses, or the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Contracts or the Fund shares, and of any other action or circumstances that may prevent the lawful offer or sale of any of the Contracts in any state or jurisdiction.

     Dealer shall immediately notify Insurance Company and LNCESC, at the address in the notice provision of this Agreement, of the issuance by any regulatory body of any order with respect to the operation or business of Dealer, or the initiation of any proceeding for any purpose relating to the sale of the Contracts, and of any other actions or circumstances that may prevent the lawful offer or sale of any of the Contracts in any state or jurisdiction. In addition, Dealer shall promptly advise LNCESC if any of the Registered Representatives is subject to any proceedings or any sanctioned or suspended by the NASD or in any state or other jurisdiction.

4.19 RELATIONSHIP BETWEEN THE PARTIES.

     Dealer is an independent contractor. Nothing contained in this Agreement shall create, or shall be construed to create, the relationship of an employer and employee between Insurance Company, LNCESC and Dealer or the Registered Representatives.

4.20 LIMITS ON AUTHORITY.

     Neither Dealer nor the Registered Representatives shall have any authority on behalf of LNCESC or Insurance Company to:

     (a)  make, alter or discharge any Contract,

     (b) incur any indebtedness or liability or expend or contract for the expenditure of the funds of Insurance Company or LNCESC,

     (c) bind Insurance Company or LNCESC to the reinstatement of any terminated Contract, or accept or give a receipt for any Contributions under the Contract,

     (d) waive or modify any terms, conditions or limitations of any Contract and related forms or instructions, grant permits, name special rates or guarantee dividends or interest rates, make endorsements on any Contracts,

     (e) adjust or settle any claim or commit Insurance Company or LNCESC with respect thereto, or bind Insurance Company or LNCESC or any of its affiliates in any way,

     (f) enter into legal proceedings in connection with any matter pertaining to Insurance Company or LNCESC's business without the prior written consent of Insurance Company or LNCESC unless Dealer is named in such proceedings. Where Dealer is named, it may retain counsel of its choice.

4.21 VIOLATION OF LAW.

     Nothing contained in this Agreement shall require Insurance Company, LNCESC or Dealer to do anything which, in its judgment, would be a violation of any federal or state law or regulation or NASD rule applicable to it.


                          SECTION 5. INDEMNIFICATION

5.1  OF DEALER WITH RESPECT TO THE PROSPECTUS.

     Insurance Company and LNCESC will indemnify and hold harmless Dealer against any losses, claims, damages or liabilities (or actions in respect thereof) to which Dealer may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or SAI for any of the Contracts or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Dealer for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that Insurance Company and LNCESC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission made in the Prospectus or SAI for any of the Contracts or any such amendment or supplement in reliance upon and in conformity with information furnished by Dealer, specifically for use in the preparation thereof.

     Insurance Company and LNCESC shall not indemnify Dealer for any action where an Applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of a Contribution under the Contract, a copy of the appropriate Prospectus together with the Fund Prospectus, the SAI or Fund SAI, if requested, and any supplements or amendments to either furnished to Dealer by Insurance Company or LNCESC.

     The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Dealer and any person controlling Dealer.

5.2  OF INSURANCE COMPANY AND LNCESC WITH RESPECT TO THE PROSPECTUS.

     Except as provided in paragraph 5.3 below, Dealer will indemnify and hold harmless Insurance Company and LNCESC against any losses, claims, damages or liabilities (or actions in respect thereof) to which Insurance Company and LNCESC may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or SAI for any of the Contracts or any amendment or supplement thereto or the Fund Prospectus and SAI or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made, in reliance upon and in conformity with information furnished to Insurance Company or LNCESC by Dealer, specifically for use in the preparation thereof; and will reimburse LNCESC or Insurance Company for any legal or other expenses reasonably incurred by LNCESC or Insurance Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

     The foregoing indemnity agreement shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of LNCESC and Insurance Company and any person controlling Insurance Company and LNCESC.

5.3  OF LNCESC AND Insurance Company WITH RESPECT TO NEGLIGENCE.

     Dealer shall indemnify and hold harmless Insurance Company and LNCESC from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which Insurance Company or LNCESC may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, intentional, improper, fraudulent or unauthorized acts or errors or omissions by Dealer, its employees or Registered Representatives or principals, including but not limited to improper solicitation of applications for the Contracts, except as stated herein.

     Dealer shall indemnify and hold harmless Insurance Company and LNCESC for any losses, claims, damages or liabilities (or actions in respect thereof) to which LNCESC or Insurance Company may become subject, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any unauthorized use of sales materials or advertisements or any oral or written misrepresentations or any unlawful sales practices concerning the Contracts of Insurance Company and LNCESC by Dealer, except as stated below.

     Dealer shall indemnify and hold Insurance Company and LNCESC harmless for any penalties, losses or liabilities resulting from Insurance Company or LNCESC improperly paying any compensation under this Agreement, unless such improper payment was caused by Insurance Company or LNCESC's negligence. Unless such improper payment was caused by Dealer's negligence, the indemnity under the immediately preceding sentence shall be limited to all compensation payable to and by Dealer pursuant to this Agreement.

     The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Insurance Company and LNCESC and any person controlling Insurance Company or LNCESC.

5.4  OF DEALER WITH RESPECT TO NEGLIGENCE.

     Insurance Company and LNCESC shall indemnify and hold harmless Dealer against any losses, claims, damages or liabilities (or actions in respect thereof) to which Dealer may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) result from negligent, intentional, improper, fraudulent or unauthorized acts or errors or omissions by LNCESC or Insurance Company or their employees.

     The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Dealer and any person controlling Dealer.

5.5 OF INSURANCE COMPANY AND LNCESC WITH RESPECT TO COMPENSATION OF THE REGISTERED REPRESENTATIVES.

     Dealer shall indemnify and hold harmless LNCESC and Insurance Company for any losses, claims, damages or liabilities (or actions in respect thereof) to which Insurance Company or LNCESC may become subject, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from the payments to the Registered Representatives for sale of the Contracts. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Insurance Company and LNCESC and any person controlling Insurance Company and LNCESC.

5.6  NOTICE OF ACTIONS.

     Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.


                   SECTION 6. EFFECTIVENESS AND TERMINATION

6.1  EFFECTIVENESS.

     This Agreement shall be effective upon execution of both parties and will remain in effect unless terminated as provided in paragraph 6.2, 6.3 or 7.1 below.

6.2  TERMINATION.

     This Agreement may be terminated by either Insurance Company, LNCESC or Dealer at any time by sixty (60) days written notice to the other.

6.3  AUTOMATIC TERMINATION.

     This Agreement shall terminate:

     (a) On the death or adjudication of incompetency of Dealer if name is a natural person,

     (b)  On the dissolution of Dealer if Dealer is a Corporation, or

     (c) Upon termination or expiration of any Insurance Company broker license or appointment.

6.4  TERMINATION FOR CAUSE.

     In the event of any material breach (as defined in paragraphs 6.5 and 6.6 below) of this Agreement by any party, the other party may, at its option, terminate this Agreement by giving notice of termination, effective upon the date specified in such termination notice. This remedy shall be in addition to any other remedies available under this Agreement or at law.

6.5  MATERIAL BREACH BY LNCESC AND INSURANCE COMPANY.

     Insurance Company and LNCESC shall be deemed to have materially breached this Agreement and failed to perform hereunder upon the occurrence of any of the following events:

     (a) Insurance Company or LNCESC shall become insolvent or otherwise admit in writing their inability to pay its debts when they become due, become bankrupt, seek protection under any law for the protection of insolvents, or have a receiver or conservator appointed for it under any law pertaining to LNCESC or Insurance Company's insolvency; or

     (b) Insurance Company or LNCESC shall breach any material provision of this Agreement and such breach shall remain uncured for more than ninety (90) days following LNCESC or Insurance Company's receipt of Dealer written notice of such breach.

6.6  MATERIAL BREACH BY DEALER.

     Dealer shall be deemed to have materially breached this Agreement and failed to perform hereunder upon the occurrence of any of the following events:

     (a) Dealer shall become insolvent or otherwise admit in writing its inability to pay its debts when they become due, become bankrupt, seek protection under any law for the protection of insolvents, or have a receiver or conservator appointed for it under any law pertaining to Dealer's insolvency; or

     (b) Dealer shall breach any material provision of this Agreement and such breach shall remain uncured for more than thirty (30) days following Dealer's receipt of LNCESC or Insurance Company's written notice of such breach. In the event of a breach of the provisions of paragraph
          4.17 or 4.18, the thirty (30) day period for cure is reduced to seven
          (7) days.


                           SECTION 7. MISCELLANEOUS

7.1  ASSIGNMENT.

     This Agreement is not assignable by Dealer except to an affiliate of Dealer in order to comply with applicable laws or regulations and will terminate automatically in the event of a purported assignment. If this Agreement is assigned to an affiliate as permitted herein, Dealer shall not be relieved of any of its obligations hereunder.

7.2  APPLICABLE LAW.
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     This Agreement shall be subject to the 1933 Act, the Securities Exchange
Act of 1934 and the Investment Company Act of 1940, and the rules, regulations, and rulings issued thereunder, including such exemptions as the Commission may grant. This Agreement shall also be subject to the rules of the NASD.

     Except as provided in this paragraph, this Agreement shall be construed in
accordance with the laws of the State of     and shall be subject to its
insurance and securities laws and the applicable insurance and securities laws of any other state or jurisdiction in which the Contracts are sold by Dealer.

7.3  ENFORCEABILITY.

     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

7.4  FORFEITURE.

     Any fraud in connection with these Contracts, failure to promptly remit funds collected on behalf of Insurance Company or LNCESC, or willful violation of any of the terms of this Agreement shall result in the immediate termination of this Agreement if then in force and the immediate termination of Dealer right to any further compensation otherwise payable hereunder. This paragraph shall survive the termination of this Agreement.

7.5  ENTIRE AGREEMENT.

     The parties declare that there are no oral or other agreements or understandings between them affecting this Agreement or relating to the selling or servicing of the Contracts, except as disclosed herein. This Agreement supersedes all prior agreements between the parties and constitutes the entire Agreement between the parties.

     This Agreement may be modified only if in writing and if attested to by those persons authorized to enter into Agreements on behalf of Insurance Company and LNCESC and Dealer, respectively.

7.6  NO WAIVER.

     If either party fails to require performance by the other party of any provision of this Agreement, that party does not waive its right to require such performance at a later time. If either party waives the breach of any provision of this Agreement by the other party, the waiving party still has the right to require performance of that provision and its conduct shall not be construed to waive succeeding breaches of that provision or any breaches of any other provision.

7.7 With respect to the Contracts specified in the attached Schedule, this Agreement supersedes any prior agreement, contract or understanding between the parties. Commissions payable under any such prior agreements shall be determined and paid as specified therein. The right of lien and offset for the security of any indebtedness due to Insurance Company or LNCESC under such prior agreements are reserved and continued.

7.8  NOTICES.

     Unless otherwise provided in this Agreement, all notices, requests, demands and other communications which must be provided under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given or on the date of mailing if sent by first class mail, registered or certified, postage prepaid.

7.9  MISCELLANEOUS.

     The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

     This Agreement may be executed in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

     The parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers.



          INSURANCE COMPANY


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          LNC EQUITY SALES CORPORATION


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Title
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          SEPARATE ACCOUNT


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Title
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